Exhibit 32.2
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the quarterly report filed on Form 10-QSB in accordance with Rule 15(d)-2 of the Securities Exchange Act of 1934 of Western Dubuque Biodiesel, LLC (the “Company”) for the period ended September 30, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, George Davis, Treasurer and Director, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ George Davis
George Davis, Treasurer and Director
(Principal Financial and Accounting Officer)
Dated: November 14, 2007